UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 4, 2007
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
On June 4, 2007, Avanir Pharmaceuticals (the “Company”) entered into an amendment (the “Amendment”) to the previously announced Sales Agreement entered into with Brinson Patrick Securities Corporation (“Sales Manager”) on December 15, 2006 (the “Agreement”). Under the terms of the Amendment, the Company may authorize the Sales Manager to sell up to an additional 6,000,000 shares of Class A common stock from time to time pursuant to the Company’s effective shelf registration statement on Form S-3 and prospectus supplement, bringing the total number of shares of Class A common stock that may be sold under the Agreement to 11,684,000. Pursuant to the Agreement, the Company may, at its discretion, direct the Sales Manager to sell shares at prevailing market prices. Additional information regarding the Amendment and the manner of distribution for the shares is set forth in the Company’s prospectus supplement, dated June 4, 2007, which will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933. Under the terms of the Agreement, as amended by the Amendment, the Sales Manager is entitled to receive, with respect to the additional 6,000,000 shares covered by the Amendment, commissions at a rate of 3.5% of the gross sales price per share sold.
The foregoing description of the Agreement and the Amendment is not complete and is qualified in its entirety by reference to the texts of the Agreement and the Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Sales Agreement between the Company and Brinson Patrick Securities Corporation, dated December 15, 2006

10.2	Amendment No. 1 to Sales Agreement between the Company and Brinson Patrick Securities Corporation, dated June 4, 2007
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2007	Avanir Pharmaceuticals
	By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Sales Agreement between the Company and Brinson Patrick Securities Corporation, dated December 15, 2006

10.2	Amendment No. 1 to Sales Agreement between the Company and Brinson Patrick Securities Corporation, dated June 4, 2007